EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rule and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in capacities set forth below.

June 13, 2013
Date

CIM/SP Funding LLC

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Vice President

SkyPower Services, ULC

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Director

SkyPower Canada Holdings, Sárl

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Type A Manager

SkyPower Canada Holdings

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Director

CIM/SP Solutions, LLC

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Vice President

SkyPower Holdings, LLC

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Vice President

CIM Infrastructure Fund, LP

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Vice President

CIM Infrastructure GP, LLC

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Vice President

CIM Group, LP
By: CIM Management, Inc., its General Partner

By:	/s/ Eric Rubenfeld
	Name:	Eric Rubenfeld
	Title:	Vice President

CIM Management, Inc.

By:	/s/ Eric Rubenfeld
	Name:	Eric Rubenfeld
	Title:	Vice President

CIM Group, LLC

By:	/s/ Eric Rubenfeld
	Name:	Eric Rubenfeld
	Title:	Vice President

CIM Holding, LLC

By:	/s/ Kelly Eppich
	Name:	Kelly Eppich
	Title:	Vice President